Exhibit 10.3

Lind to Provide $5M to Boost Prizma Sales to the Growth in Demand for Covid-19 Testing Across California

TEL AVIV and NEW YORK, Dec. 16, 2021 G Medical Innovations Holdings Ltd. (NASDAQ: GMVD) (the “Company”) today announced the closing of a private placement in the form of a convertible note in the principal amount of $5,000,000 that has a two-year maturity and a fixed conversion price. Proceeds to be used to launch 25 Covid-19 testing centers in California in Q1, 2022.

The first six locations are currently in operation as of Wednesday, December 15, 2021.

G Medical Innovations Holdings Ltd., a telehealth, medical device, and remote patient monitoring company providing clinical-grade solutions for consumers, medical professionals, and healthcare institutions, Known for its groundbreaking technology, remote patient monitoring devices and services utilized by hospitals and cardiologists across the country, GMedical’s innovative Prizma monitoring device will be offered direct-to consumer for the first time at these testing locations, as part of an aggressive company direct-to-consumer strategy.

Prizma is a user-friendly cell phone-sized device that can help monitor user’s vital signs, providing to-the-minute readings for ECG, temperature, oxygen saturation, heart rate, stress levels and blood pressure, help track body weight and glucose levels. Data is presented directly to the user and the designated care provider.

Prizma can also be prescribed by physicians to patients with cardiac or respiratory disease, diabetes and other health issues. With the explosive growth in demand for Covid testing across the country, G Medical expects its new California locations to boost Prizma sales.

“By offering Prizma at our Covid19 testing sites we are empowering consumers to measure and monitor their vital signs post testing, in the comfort of their own home,” said G Medical CEO Dr. Yacov Geva. “This unique opportunity to introduce our Prizma device to customers face-to-face at the point of sale is an important step forward in our company’s direct-to-consumer initiative

EF Hutton, division of Benchmark Investments, LLC, acted as exclusive placement agent for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Because such statements deal with future events and are based on G Medical’s current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of G Medical could differ materially from those described in or implied by the statements in this press release. For example, G Medical is using forward-looking statements when it discusses the use of proceeds from the private placement, plans to open as many as 25 Covid-19 testing centers in California in Q1, 2022, its direct-to-consumer strategy and the benefits and advantages of its Prizma medical device. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in G Medical’s prospectus filed pursuant to Rule 424(b)(4), filed with the Securities and Exchange Commission (“SEC”) on June 28, 2021, and in any subsequent filings with the SEC. Except as otherwise required by law, G Medical undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. G Medical is not responsible for the contents of third-party websites.

Contact:

G Medical Service

+972 8-958-4777

service@gmedinnovations.com